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                                                                   Exhibit 4(f)

                 AGREEMENT AND DECLARATION OF TRUST FOR THE
            RELIANCE ELECTRIC COMPANY SAVINGS AND INVESTMENT PLAN



        THIS AGREEMENT made on the 1st day of December, 1977 and amended on the 7th day of May, 1980 and amended on the 2nd day of September, 1983 between Reliance Electric Company and its qualifying subsidiaries, hereinafter collectively called Reliance Electric, and said Central National Bank of Cleveland in its fiduciary capacity, hereinafter called the "Trustee".

                                 WITNESSETH:

        WHEREAS, Reliance Electric adopted the "Reliance Electric Company Savings and Investment Plan" (hereinafter referred to as the "Plan"), for the benefit of the employees of Reliance Electric on October 28, 1977; and

        WHEREAS, it is provided in the Plan that certain contributions of Reliance Electric and deposits of the employees are to be held in trust for the exclusive benefit of the employees and their beneficiaries.

        NOW THEREFORE, Reliance Electric Company and the Trustee do hereby adopt this Agreement and Declaration of Trust and do hereby declare and agree, each with the other, as follows:

        1. Reliance Electric hereby agrees to deposit with the Trustee, pursuant to the Plan, such contributions and deposits as are required by the terms thereof, which contributions and deposits shall be held by the Trustee in trust, as herein provided. Such property shall be held in two separate funds, namely, the "Stock Fund", and the "Fixed Income Fund" (to be called the "Interest Accumulation Fund" on and after October 1, 1983), as in the Plan provided. The Plan shall be administered by the Committee provided for in the Plan and the Trustee shall have no duties whatsoever in respect of the administration of the Plan, it be intended to state expressly in this Agreement the powers, rights, duties and obligations of the Trustee.

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        2.      The Trustee shall make such payments or distributions from the respective Funds as the Committee may from time to time in writing direct upon certification by the Committee that such payments or distributions are for the purpose of providing benefits under the Plan. Such payments or distributions shall be made to the person certified by the Committee to be entitled to receive them under the Plan.

        3. The Trustee shall have the sole authority to invest and reinvest the Stock Fund in, as the case might be, either the common stock of Reliance Electric Company or the Capital Stock of Exxon Corporation in accordance with the terms of the Plan. The Trustee is expressly authorized and empowered to invest the Interest Accumulation Fund only under a contract or contracts approved by Reliance Electric between the Trustee and an insurance company or companies, provided such contracts contain provisions relating to the return on investment which such insurance company or companies shall be obligated to provide on invested monies and the repayment of invested monies made in accordance with the provisions of the Plan.

        4. The following authority and restrictions apply to the management of the funds set forth in paragraph 3:

        (a) The purchase of securities of either Reliance Electric Company or Exxon Corporation shall be in a periodic manner at such time, in such manner and on such terms as the Trustee, in its uncontrolled discretion, may determine, provided however, that the Trustee shall adopt and establish not more frequently than once a year, a schedule of periodic purchase dates and the Trustee shall not purchase any such securities unless they be available at a price satisfactory to the Trustee. Any securities so purchased shall not be sold unless any such sale shall be directed by the Committee.

        (b) The Trustee, in its discretion, may, or at the direction of the Committee shall, retain in cash and keep unproductive of income such amount of any Fund as it may deem advisable or the Committee may direct. The Trustee shall not be required to pay interest on such cash balances or on cash in its hands pending investment. However, the Trustee may, in its discretion, temporarily invest such cash in government

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        securities or other short-term money market instruments.  In addition, the Trustee may invest such cash in Central National Bank savings accounts.

        (c) Income on and proceeds of sales of investments of each Fund shall be reinvested by the Trustee in the same Fund.

        5. Subject to the investment authority and restrictions set forth above, the Trustee is authorized and empowered in its discretion but not by way of limitation:

        (a) To sell, exchange, convey, transfer or dispose of, and also to grant options with respect to, any personal property, at any time held by it and any sale may be made by private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

        (b) To compromise, compound and settle any debt or obligation due to or from it as Trustee hereunder and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation;

        (c) Except for those shares of Reliance Electric Common Stock or Exxon Corporation Capital Stock voted by the participants in accordance with Section 5.06 of the Plan, to vote in person or by proxy on any stocks, bonds or other securities held by it; exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise any rights to subscribe for additional stock, bonds or securities and to make any and all necessary payments therefor; to join in, or to dissent from, and to oppose, the reorganization, recapitalization, consolidation, liquidation, sale or merger of corporations or properties in which it may be interested as Trustee, upon such terms and conditions as are in the best interests of the participants;

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        (d)     To accept and hold any securities or other property
        received by it under the provisions of any of the subdivisions of this paragraph 5, whether or not the Trustee would be authorized hereunder then to invest in such securities;

        (e) To make, execute, acknowledge and deliver any and all deeds, leases, assignments and instruments;

        (f) To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee or in the name of its nominee or nominees or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Funds;

        (g) To do all acts whether or not expressly authorized which it may deem necessary or proper for the protection of the property held hereunder.

        (h) Further, the Trustee is authorized to cause the funds of the Trust to be invested, in whole or in part, in units of participations in any common, collective, or commingled trust fund heretofore or hereafter established and maintained by the Trustee for the collective investment of fiduciary funds (including investment collectively under the provisions of the Multiple Investment Trust for Employee Benefit Plans of Central National Bank of Cleveland), in which event the instrument establishing such common, collective or commingled trust fund, as the same has been or may be amended, shall be deemed to have been adopted and made a part of this Trust.

        6. The Trustee may consult with legal counsel (who may be of counsel to the Bank and/or of Reliance Electric) concerning any question which may arise with reference to its duties under this agreement, and the opinion of such counsel shall be full and complete protection in respect to any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

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                The Trustee will charge to Reliance Electric the Trustee's compensation for its services in such amounts as may be agreed upon from time to time by Reliance Electric and the Trustee, and any other expenses.

        7. The Trustee shall keep accurate accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Committee or by Reliance Electric. The Trustee shall also furnish to the Committee valuations of the separate funds in accordance with the terms of the Plan and such other valuations and information as the Committee may from time to time request.

                Within sixty (60) days following the close of each of Reliance Electric's fiscal years (or following the close of such other annual period as may be agreed upon by the Trustee and the Committee) the Trustee shall file with Reliance Electric and the Committee a written account setting forth all securities and other property purchased and sold, all receipts, disbursements and other transactions effected by it during such annual period, and showing the securities and other property held at the end of such period and the valuation of such securities and other property at the end of such period. Within ninety
(90) days from the date of filing such account, Reliance Electric and the Committee shall each file with the Trustee either its written approval or its written disapproval with the reasons therefor, of the account so rendered. Upon the filing of such approval of the Trustee's account, or at the expiration of ninety (90) days after the filing of such account if neither written approval nor disapproval shall have been filed with the Trustee by Reliance Electric and the Committee, the account of the Trustee shall be deemed to have been approved and the Trustee shall be relieved from all liability, responsibility, and accountability for its acts as set forth in said account and no one, whether Reliance Electric, the Committee, any employee or any other person, shall have the right to demand or to be entitled to any further or different accounting by the Trustee. The foregoing provision, however, shall not preclude the Trustee from having its accounts settled by a court of competent jurisdiction.

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        8.      The Trustee may be removed by Reliance Electric at any time upon notice in writing to the Trustee and the Committee. The Trustee shall have the right to resign at any time and, without limitation as to any other methods, may do so by giving notice in writing to Reliance Electric and the Committee. Upon such approval or resignation of the Trustee, Reliance Electric shall, within sixty (60) days, appoint and designate a Successor Trustee, who shall qualify as such by delivering a written acceptance of the Trust to Reliance Electric, the Committee and the retiring Trustee. Upon receipt of such acceptance, the retiring Trustee shall assign, transfer and pay over to the Successor Trustee the funds and property then constituting the Funds, less the expenses chargeable thereto, and shall promptly file with Reliance Electric and the Committee a written account of its acts from the date of its last annual account to the date of its removal or resignation. Upon the delivery of such assets and the approval of such account by Reliance Electric and the Committee, the Trustee's previous annual accounts having been approved by them either affirmatively or by failure to disapprove as in paragraph 7 provided, the retiring Trustee shall be released and discharged of any and all further liabilities. Notwithstanding the foregoing, the Trustee may have its accounts settled by a court of competent jurisdiction prior to the delivery of the Funds.

                Any Successor Trustee so selected shall be a corporation qualified to carry on a trust business in the State of Ohio, with a capital and surplus of not less than $1,000,000.00.

        9. Any action by Reliance Electric pursuant to any of the provisions of this Agreement shall be evidenced by a writing signed by an authorized Officer of Reliance Electric, and the Trustee shall be fully protected in acting in accordance with such writing. All requests, directions, and instructions of the Committee to the Trustee shall be in writing signed by a member of the Committee or the Committee's agent, except that all requisitions for payment of money shall be signed by two Committee members and the Trustee shall act and shall be fully protected in acting in accordance with such requests, directions, requisitions and instructions. Reliance Electric shall promptly furnish to the Trustee from time to time certificates of an Officer of Reliance Electric evidencing the

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appointment and termination of the members of the Committee together with specimens of their signatures, and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon the identity and authority of the members constituting the Committee as disclosed by such certificates.

        10. This Agreement and the Trust hereby created are part of a Plan for the exclusive benefit of the employees or their beneficiaries, which Plan Reliance Electric intends shall qualify under Section 401 of the Internal Revenue Code and, until advised to the contrary, the Trustee may assume that the Plan so qualifies and that the Trust is exempt from tax. However, any taxes that may be lawfully assessed on or in respect to the Fund shall be a charge against the respective Funds. The Trustee may assume that any taxes assessed on or in respect to any Fund are lawfully assessed unless Reliance Electric shall in writing advise the Trustee that, in the opinion of counsel for Reliance Electric, such taxes are not lawfully assessed. In the event that Reliance Electric shall so advise the Trustee, the Trustee, if so requested by Reliance Electric, shall contest the validity of such taxes in any manner deemed appropriate by Reliance or its counsel, but at the expense of Reliance Electric; or Reliance Electric may itself contest the validity of any such taxes in any manner deemed appropriate by Reliance Electric or its counsel. The word "taxes" in this Section 10 shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes lawfully assessed.

        11. Reliance Electric reserves the right, at any time and from time to time to modify or amend in whole or in part any and all of the provisions of this Agreement; provided that no such modification or amendment shall make it possible for any part of the corpus or income of any of the funds to be used for or diverted to purposes other than the exclusive benefit of employees or their beneficiaries or the administrative expenses of the Plan; provided further, that no such modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent.

        12. Upon certificate by the Committee that Reliance Electric has terminated the Plan as therein provided and that the Funds are accordingly to be distributed in accordance with

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the termination provisions thereof, the Trustee shall make such payments or distributions from the Funds as the Committee may direct, to the persons entitled to receive such amounts, provided the Committee further certifies that all such payments or distributions are proper as being payable under the Plan to employees or their beneficiaries or for administrative expenses of the Plan or for other payments in accordance with the provisions thereof.

        13. The Trustee, in making any payments or distributions, or taking any other action hereunder or making any decisions with respect to any matter herein referred to, pursuant to certificates, statements, resolutions, requisitions and communications from the Committee or from Reliance Electric, as the case may be, may rely upon the authenticity and contents thereof and shall be fully protected in so acting.

        14. Reliance Electric will cause a copy of any amendment to the Plan, or a copy of the Plan as amended, revised or changed in any way from time to time, to be delivered to the Trustee for its information.

        15. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act.

        16. No implied covenant shall be read into this Agreement against the Trustee. The duties and obligations of the Trustee shall be determined solely by the express provisions hereof.

        17. The validity and effect of this trust shall be governed by the laws of the State of Ohio and any applicable federal statute, including, but not limited to the Employee Retirement Income Security Act of 1974. In case any provisions of this trust shall be invalid, such fact shall not affect the validity of any other provision.

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        18.     The Trustee by joining in the execution of this Agreement hereby signifies its acceptance of this trust.

        IN WITNESS WHEREOF, the parties have hereunto set their respective hands this 2nd day of September, 1983.


                                        RELIANCE ELECTRIC COMPANY


                                        By  /s/ John H. Portwood
                                           ------------------------------
                                                John H. Portwood

                                        Title:  Vice President, General Counsel
                                               --------------------------------
                                                and Secretary
                                               --------------------------------



                                        CENTRAL NATIONAL BANK OF CLEVELAND


                                        By  /s/ Robert Howard
                                           -----------------------------

                                        Title  Vice President
                                              ---------------------------------

                                        And    /s/ Dennis J. Cahill
                                              ---------------------------------

                                        Title  Vice President
                                              ---------------------------------